Exhibit 21
VIAD CORP
(Delaware)
Active and Inactive (I) Subsidiaries and Affiliates* by business segment as of December 31, 2014
MARKETING AND EVENTS GROUP
David H. Gibson Company, Inc. (Texas) (I)
ethnoMetrics Inc. (Delaware) (I)
EXG, Inc. (Delaware) (I)
GES AV Services, Inc. (Delaware)**
GES Event Intelligence Services, Inc. (Delaware)
Lakeview Travel Technology Investment Corporation (Wisconsin)
onPeak LLC (Delaware)
Travel & Event Services, LLC (Delaware)
Travel Planners, Inc. (New York)
GES Exposition Services (Canada) Limited (Canada)
Exposervice Standard Inc. (Canada)
Clarkson-Conway Inc. (Canada)
Services d’Expositions P.E. Poitras Ltée (Québec)
Global Experience Specialists, Inc. (Nevada)
ESR Exposition Service, Inc. (New Jersey) (I)
Expo Accessories, Inc. (New York) (I)
Expo Display & Design, Inc. (New Jersey) (I)
Global Experience Specialists (GES) Asia Limited (Hong Kong)**
Shows Unlimited, Inc. (Nevada) (I)
Tradeshow Convention Services Inc. (Washington) (I)
GES Service Companies Limited (United Kingdom)
Blitz Communications Group Limited (United Kingdom)
Telecast Audio Visual Services Limited (United Kingdom) (I)
C Broadcast Projects Limited (United Kingdom) (I)
C Murphil Limited (United Kingdom) (I)
Event Group Ltd. (United Kingdom) (I)
Telecast Communications (Audio Visual) Limited (United Kingdom)
Blitz Communications Limited (United Kingdom)
Astonics Limited (United Kingdom) (I)
Blitz Vision Limited (United Kingdom) (I)
Interactive Television Limited (United Kingdom) (I)
Samuelson Communications Limited (United Kingdom) (I)
Totem Technology Limited (United Kingdom) (I)
TP Sound Services Limited (United Kingdom) (I)
Telecast Communications (United Kingdom) (Overseas) Limited (United Kingdom) (I)
Telecast Communications (USA) Limited (United Kingdom) (I)
Blitz Communications (Trustees) Limited (United Kingdom)
GES Event Intelligence Services Limited (United Kingdom)
N200 Holding B.V. (Netherlands)
N200.com B.V. (Netherlands)
N200 Limited (United Kingdom)
Global Experience Specialists (GES) Data Services Limited (United Kingdom)
Global Experience Specialists (GES) Holdings Ltd. (United Kingdom)
Melville Exhibition and Event Services Limited (United Kingdom) (I)
Global Experience Specialists (GES) Limited (United Kingdom)
Melville Middle East Exhibitions Services LLC (Abu Dhabi) (49%)
Melville Data Services Limited (United Kingdom) (I)
Melville Logistics GmbH (Germany)
Resource Creative Limited (United Kingdom)
Las Vegas Convention Service Co. (Nevada) (I)
The Becker Group, Ltd. (Maryland) (I)

Viad Holding GmbH (Germany)
Exhibitgroup/Giltspur France S.A.R.L. (France) (I)
GES Verwaltungs GmbH (Germany)
GES GmbH & Co. KG (Germany)
Viad Service Companies Limited (United Kingdom)
SDD Exhibitions Limited (United Kingdom) (I)
TRAVEL AND RECREATION GROUP
Alaskan Park Properties, Inc. (Arizona)
Glacier Park, Inc. (Arizona) (80%)
Glacier Park Concessions, Inc. (Arizona)**
Glacier Park Hospitality, Inc. (Arizona)**
Waterton Transport Company, Limited (Alberta)
Brewster Travel Canada Inc. (Alberta)
Brewster Inc. (Alberta)
Banff Hospitality Residence Ltd. (Alberta) (43.52%)
CORPORATE AND OTHER
VREC, Inc. (Delaware)
_____________________________

*
Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp. List does not include companies in which the aggregate direct and indirect interest of Viad Corp is less than 20%.

**	Shell corporation.